EXHIBIT 99




              Report of Independent Public Accountants


To the Board of Directors
Of National Community Banks, Inc.

We have audited the accompanying consolidated statements of condition of National Community Banks, Inc. (a New Jersey Corporation) and its subsidiary as of December 31, 1992 and 1991, and the related consolidated statements of income, changes in shareholders' equity and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of National Community Banks, Inc. and subsidiary as of December 31, 1992 and 1991, and the results of their operations and their cash flows for the years then ended, in conformity with generally accepted accounting principles.

As described in Note 13 to the consolidated financial statements, National Community Banks, Inc. (the Company), its subsidiary, National Community Bank of New Jersey, and certain directors and officers of the Company have been named defendants in a complaint seeking relief on behalf of a class of shareholders. This litigation continues to be in a preliminary state and its ultimate outcome cannot presently be determined.


/s/ Arthur Anderson & Co.
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Roseland, New Jersey
January 12, 1993